SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]
Filed by a party other than the Registrant  [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Materials Under Section 240.14a-12

                             AXP Growth Series, Inc.
                       AXP Market Advantage Series, Inc.
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                (Name of Registrant as Specified In Its Charter)


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   (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11

      (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);

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      (4) Proposed maximum aggregated value of transaction:

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      (5) Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      (2) Form, Schedule or Registration Statement No.:

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      (3) Filing Party:

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      (4) Date Filed:

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

American Express Funds proxy statements filed with SEC

On Feb. 2, American Express filed proxy statements with the SEC regarding its intention to seek shareholder approval for a number of fund mergers.

American Express' intention to proxy shareholders of specific products was announced on Nov. 19, 2003 ("Memo: Equity Product Line Changes") and on Feb. 2, 2004 (IDS Life article). While the Feb. 2 filings pertain only to American Express Funds, filings for American Express Variable Portfolio Funds and IDS Life Series Funds are expected to be completed soon.

We will ask shareholders to approve the following fund mergers via proxy.

------------------------------------- ---------------------------------------
              Beginning Fund                       Ending Fund
------------------------------------- ---------------------------------------
AXP Blue Chip Advantage Fund          AXP Large Cap Equity Fund
------------------------------------- ---------------------------------------
AXP Research Opportunities Fund       AXP Large Cap Equity Fund
------------------------------------- ---------------------------------------
AXP Focused Growth Fund               AXP New Dimensions Fund
------------------------------------- ---------------------------------------
AXP Growth Dimensions Fund            AXP New Dimensions Fund
------------------------------------- ---------------------------------------
AXP Progressive Fund                  AXP Partners Select Value Fund
------------------------------------- ---------------------------------------

Important dates

     o Early/mid April - Proxy statements are anticipated to mail to shareholders of record.

     o Early/mid June - Expected date of the shareholder meeting, to be held in Minneapolis. Voting will be closed at the end of the meeting, and items approved by shareholders will be implemented soon thereafter.

Advisors will be notified via Advisor Connect News / AdvisorLink Jazz when proxy statements are mailed to clients.

General Proxy Information
Upon receiving the proxy statement and voting instructions, shareholders may vote in one of four ways:

     1.   By mail with the enclosed proxy card.
     2.   By telephone.
     3.   By web site.
     4.   In person at the meeting.

Clients who own more than one fund should be sure to vote for each.

Attached below are Q&A documents that have been prepared for you to use when answering client questions. Please keep in mind that the Q&A documents are not approved for distribution to clients - only for your reference should you receive inquiries.

Note: While you may help explain the proposal to clients, you may not advise clients how to vote. Also, for regulatory reasons, you may not develop separate materials relating to the proxy solicitation. Please use the Q&A documents to provide further explanation to clients who request it.

(attachments)

The proxy statements filed with the SEC are not yet final. Final copies will be posted to Advisor Connect / AdvisorLink Jazz by the time proxies mail to clients.

Advisor Inquiries
If you have questions about the proxy initiative, send a Lotus Notes message to AmericanExpress Funds.



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Related News
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http://www.internal.aexp.com/connect/advwbnws.nsf/
7738157ec70405d3862566270071462b

link to Feb. 2 article

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


AXP Blue Chip Advantage Fund and AXP Research Opportunities Fund

Merger proxy Q&A

Q: What am I allowed to say to clients if they call with questions about the proxy items?

     |X| You should encourage clients to vote promptly upon receiving their materials.

     |X| You are allowed to explain the proxy items in greater detail if clients are confused about the meaning of any of the proposed changes.

     |X| You may indicate that the Funds' Boards recommend a vote FOR these items.

While you may help explain the proposal to clients, you may not advise clients how to vote (except to indicate the preference of the Funds' Boards). Also, for regulatory reasons, you may not develop separate materials relating to the proxy solicitation.

Q: What action is required of shareholders of AXP Blue Chip Advantage Fund or AXP Research Opportunities Fund?

The Funds' Boards recommend that shareholders vote FOR the Reorganization proposal. Assuming the proposal is approved, no further action is necessary on the part of shareholders. The Reorganization and all related acts necessary to complete it are expected to occur shortly after the shareholder meeting.

Q:  When will shareholders receive the proxy statements?

We anticipate that proxies will mail in early/mid April, 2004.

Q. When will the results of the votes be known and how will shareholders and advisors learn of the results?

The results of the shareholder meeting will be communicated to existing shareholders in the next annual or semiannual report sent to them following the meeting (expected to be held early/mid June, 2004). New shareholders will learn of the changes through a prospectus supplement that will be issued at the conclusion of the shareholder meeting.

The results will be communicated to advisors soon after the shareholder meeting. Watch Advisor Connect News / AdvisorLink Jazz for details at that time.

Q: Why are the Boards of AXP Blue Chip Advantage Fund and AXP Research Opportunities Fund proposing to merge them into AXP Large Cap Equity Fund?

The Board believes that the proposed Reorganization will be advantageous to AXP Blue Chip Advantage Fund and AXP Research Opportunities Fund shareholders for several reasons, including continuity of investment - meaning that shareholders of the funds will be invested in a fund holding a similar investment securities portfolio, with similar investment objectives, policies, and restrictions.

All three funds have similar investment objectives.

Blue Chip: Long-term total return exceeding that of the U.S. stock market. Research Opportunities: Long term growth of capital.
Large Cap Equity: Long term growth of capital.

Comparison of Investment Strategies

Blue Chip: Under normal market conditions, at least 80% of the Fund's net assets are invested in blue chip stocks. Blue chip stocks are issued by companies with a market capitalization of at least $1 billion, an established management, a history of consistent earnings and a leading position within their respective industries. A common measure of blue chip stocks is the S&P 500 Composite Stock Price Index (S&P 500 Index). The S&P 500 Index is an unmanaged market index used to measure the total return of the U.S. stock market (the Fund may change this market index from time to time). While the Fund invests in stocks included in the S&P 500 Index, it is not an index fund. It may own companies not included in the index, and its results will likely differ from the index.

Research Opportunities: The Fund invests primarily in securities of companies included in the S&P 500 Index. The Fund invests in those securities that are believed to offer the potential for long-term growth using a proprietary research rating system.

Large Cap Equity: Under normal market conditions, at least 80% of the fund's net assets are invested in equity securities of companies with a market capitalization greater than $5 billion at the time of purchase. The fund may invest in income-producing equity securities, such as dividend paying stocks, convertible securities and preferred stocks.

Q: Isn't there a difference between these funds in terms of dividend?

Yes. AXP Blue Chip Advantage Fund pays a quarterly dividend, while AXP Research Opportunities Fund and AXP Large Cap Equity Fund pay annual dividends.

AXP Blue Chip Advantage Fund shareholders who are primarily interested in current income (i.e., quarterly dividends) may consider investing in the following products:

o    AXP Stock Fund.

o    AXP Diversified Equity Income Fund.

o AXP Dividend Opportunity Fund (when its name and strategy change from AXP Utilities Fund on Feb. 19, 2004).

Q: Is AEFC merging away AXP Blue Chip Advantage Fund and AXP Research Opportunities Fund because they are losing assets?

Both funds have been in net outflows for some time. The Board considered the potential benefits from the Reorganization that could be realized by AEFC and its affiliates. The Board recognized that the potential benefits to AEFC consist principally of the elimination of expenses incurred in duplicative efforts to administer separate funds. For Research Opportunities, AEFC will benefit to the extent it no longer waives its fees.

Q: What effect will the merger have on fund expenses?

After the Reorganization, the expense ratio for the Buying Fund (AXP Large Cap Equity Fund) is expected to be lower than the expense ratio of the existing Research Opportunities Fund. Thus, Research Opportunities shareholders are expected to experience lower per-share fixed costs by holding shares of the Buying Fund than they would if they continued to hold shares in Research Opportunities.

For Blue Chip shareholders, higher aggregate net assets resulting from the Reorganization and the opportunity for net cash inflows may reduce the risk that, if the net assets of Blue Chip fail to grow, or diminish, its total expense ratio could rise as fixed expenses become a larger percentage of net assets.

For a period of one year following the Reorganization, AEFC will waive a portion of its management fee charged to the Buying Fund so that Selling Funds (AXP Blue Chip Advantage Fund and AXP Research Opportunities Fund) shareholders are not expected to experience an increase in base fees as a result of the Reorganization. The base fee may be increased or decreased under the terms of the existing performance incentive adjustment based on the Buying Fund's performance relative to a Lipper Index.

Q: Will there be any tax consequences for shareholders when the merger occurs?

The Reorganization is expected to be tax-free for federal income tax purposes and will not take place unless the Selling Funds and the Buying Fund receive a satisfactory opinion of tax counsel.

Prior to the closing of the Reorganization, the Selling Funds will distribute to their shareholders all of their respective net investment company taxable income, if any, and net realized capital gains (after reduction by any available capital loss carried forward), if any, that have not been previously distributed. These distributions will be taxable to shareholders. They are a result of timing - distributing gains before the Funds cease to exist - and are not the result of the Reorganization per se.

Speaking generally, capital gains taxes are not applicable if the Fund is held in a tax-qualified account, such as an IRA. Ordinary income taxes and other taxes may still apply when distributions are taken from tax-qualified accounts.

            For advisor use only. Not approved for use with clients.